Exhibit 99.1

Press Release – For Immediate Release

October 17, 2025

Muncy Columbia Financial Corporation Announces Third Quarter 2025 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (“Bank”), has released its unaudited consolidated financial results for the third quarter of 2025.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the third quarter 2025 was $6,719,000, or $1.90 per share, compared to $5,056,000, or $1.42 per share, for the third quarter 2024. Net income, as reported under GAAP, for the nine months ended September 30, 2025 was $16,832,000, or $4.76 per share compared to $13,799,000, or $3.86 per share for the same period in 2024. Return on average assets and return on average equity were 1.63% and 14.81%, respectively, for the third quarter 2025 as compared to 1.26% and 12.34%, respectively, for the third quarter 2024.

Net interest income of $15,651,000 for the third quarter 2025 was up $2,877,000 from the third quarter 2024 reflecting an increase in total interest and dividend income of $1,810,000 and a decrease of $1,067,000 in total interest expense. The fully-tax equivalent net interest margin was 4.15% for the third quarter 2025 as compared to 3.48% for the third quarter 2024.

For the third quarter 2025, a $479,000 provision for credit losses was recorded compared to $151,000 for the third quarter 2024. As of September 30, 2025 the allowance for credit losses to total loans was 0.90% compared to 0.88% as of December 31, 2024.

Total non-interest income increased $177,000 to $2,892,000 for the third quarter 2025, compared to the third quarter 2024 amount of $2,715,000. This change was primarily due to increases in gain on sale of loans and other non-interest income of $111,000 and $81,000, respectively, due to an increase in mortgage sale activity and a one-time gain of $120,000 related to a bank-owned life insurance claim. These increases were partially offset by a decrease in gains on marketable equity securities of $115,000 due to market value changes comparing the third quarter 2025 to the third quarter 2024.

Total non-interest expense increased $611,000 from $9,367,000 for the third quarter 2024, to $9,978,000 for the third quarter 2025. Significant variances included an increase in professional fees of $132,000 due primarily to higher legal and consulting costs, an increase in automated teller machine and interchange of $123,000 due primarily to higher debit card marketing expenses and an increase in other non-interest expense of $175,000 due primarily to higher overall marketing and advertising costs comparing the third quarter 2025 to the third quarter 2024.

Total assets amounted to $1,654,950,000 at September 30, 2025, as compared to $1,595,958,000 at December 31, 2024. For the nine months ended September 30, 2025, cash and cash equivalents increased $27,946,000, available-for-sale debt securities decreased $5,448,000 and loans receivable, not held for sale, increased by $44,018,000. Total liabilities amounted to $1,470,465,000 at September 30, 2025, as compared to $1,429,548,000 at December 31, 2024. Total deposits increased $104,461,000 while short-term borrowings decreased $51,495,000 and long-term borrowings decreased $15,017,000 during the nine months ended September 30, 2025.

The increase in total deposits during the nine months ended September 30, 2025 was as a result of strong organic deposit growth in combination with the continued execution of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates the completion of this project later in 2025 which will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $15,536,000 or 0.94% of total assets at September 30, 2025, as compared to $10,117,000 or 0.63% of total assets at December 31, 2024. The increase in non-performing assets was attributable to an increase in non-accrual loans from $10,047,000 at December 31, 2024 to $15,466,000 at September 30, 2025.

Total stockholders’ equity equated to a book value per share of $52.17 at September 30, 2025 as compared with $47.11 at December 31, 2024. For the third quarter 2025 total cash dividends of $0.45 per share were paid to stockholders as compared to $0.44 for the same period of 2024. For the nine months ended September 30, 2025, total cash dividends of $1.85 per share were paid to stockholders, which includes the impact of a special one-time cash dividend of $0.50 per share, as compared to $1.32 for the same period of 2024. The Corporation remains well capitalized, with an equity to assets ratio of 11.15% at September 30, 2025 as compared to 10.43% at December 31, 2024.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation (“MCFC”) is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Luzerne, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	September 30, 2025	December 31, 2024
ASSETS
Cash and due from banks	$13,640	$11,200
Interest-bearing deposits in other banks	31,686	6,180
Total cash and cash equivalents	45,326	17,380

Available-for-sale debt securities, at fair value	317,800	323,248
Marketable equity securities, at fair value	1,383	1,355
Restricted investment in bank stocks, at cost	5,442	7,095
Loans held for sale	1,520	1,691

Loans receivable	1,169,857	1,125,937
Allowance for credit losses	(10,548)	(9,858)
Loans, net	1,159,309	1,116,079
Premises and equipment, net	26,496	26,484
Foreclosed assets held for sale	70	70
Accrued interest receivable	5,132	4,850
Bank-owned life insurance	41,515	40,953
Investment in limited partnerships	4,532	5,092
Deferred tax asset, net	7,032	10,012
Goodwill	25,609	25,609
Other intangible assets, net	8,533	10,047
Other assets	5,251	5,993
TOTAL ASSETS	$1,654,950	$1,595,958

LIABILITIES
Interest-bearing deposits	$1,124,514	$1,032,729
Noninterest-bearing deposits	272,376	259,700
Total deposits	1,396,890	1,292,429

Short-term borrowings	16,893	68,388
Long-term borrowings	40,519	55,536
Accrued interest payable	1,779	1,857
Other liabilities	14,384	11,338
TOTAL LIABILITIES	1,470,465	1,429,548

STOCKHOLDERS’ EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized; issued 3,844,702 and outstanding 3,535,977 at September 30, 2025; issued 3,841,438 and outstanding 3,532,713 at December 31, 2024	4,806	4,802
Additional paid-in capital	83,682	83,543
Retained earnings	113,562	103,268
Accumulated other comprehensive loss	(6,258)	(13,896)
Treasury stock, at cost; 308,725 shares at September 30, 2025 and December 31, 2024	(11,307)	(11,307)
TOTAL STOCKHOLDERS’ EQUITY	184,485	166,410
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,654,950	$1,595,958

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$19,365	$18,234	$56,454	$53,231
Tax-exempt	377	421	1,195	1,106
Interest and dividends on investment securities:
Taxable	1,497	994	3,905	3,175
Tax-exempt	864	842	2,584	2,508
Dividend and other interest income	151	190	484	617
Deposits in other banks	347	110	482	238
TOTAL INTEREST AND DIVIDEND INCOME	22,601	20,791	65,104	60,875

INTEREST EXPENSE
Deposits	6,255	6,133	18,093	16,353
Short-term borrowings	168	1,093	963	5,017
Long-term borrowings	527	791	1,721	2,436
TOTAL INTEREST EXPENSE	6,950	8,017	20,777	23,806

NET INTEREST INCOME	15,651	12,774	44,327	37,069

PROVISION FOR CREDIT LOSSES	479	151	843	270

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	15,172	12,623	43,484	36,799

NON-INTEREST INCOME
Service charges and fees	774	727	2,205	2,009
Interchange fees	671	664	1,967	1,970
Gain on sale of loans	186	75	340	244
Earnings on bank-owned life insurance	235	236	699	692
Brokerage	215	193	700	609
Trust	268	243	786	653
Gains on marketable equity securities	48	163	28	8
Realized losses on available-for-sale debt securities, net	-	-	(426)	(8)
Other non-interest income	495	414	1,275	1,489
TOTAL NON-INTEREST INCOME	2,892	2,715	7,574	7,666

NON-INTEREST EXPENSE
Salaries and employee benefits	4,799	4,704	16,103	14,146
Occupancy	644	644	2,004	1,843
Furniture and equipment	418	448	1,304	1,238
Pennsylvania shares tax	336	251	938	691
Professional fees	491	359	1,353	1,135
Director’s fees	165	103	483	342
Federal deposit insurance	217	187	652	595
Data processing and telecommunications	877	848	2,794	2,672
Automated teller machine and interchange	230	107	595	475
Merger-related expenses	-	43	-	340
Amortization of intangibles	511	558	1,532	1,656
Other non-interest expense	1,290	1,115	3,167	3,074
TOTAL NON-INTEREST EXPENSE	9,978	9,367	30,925	28,207

INCOME BEFORE INCOME TAX PROVISION	8,086	5,971	20,133	16,258
INCOME TAX PROVISION	1,367	915	3,301	2,459
NET INCOME	$6,719	$5,056	$16,832	$13,799

EARNINGS PER SHARE - BASIC AND DILUTED	$1.90	$1.42	$4.76	$3.86
WEIGHTED AVERAGE SHARES OUTSTANDING	3,535,009	3,574,043	3,533,913	3,572,250

	At or 3 Months Ended (Unaudited)
(Dollars in Thousands, Except Per Share Data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024

Operating Highlights

Net income	$6,719	$5,768	$4,345	$5,224	$5,056
Net interest income	15,651	14,808	13,868	13,396	12,774
Provision for credit losses	479	254	110	567	151
Non-interest income	2,892	2,237	2,445	2,709	2,715
Non-interest expense	9,978	9,856	11,091	9,455	9,367

Balance Sheet Highlights

Total assets	$1,654,950	$1,616,215	$1,602,336	$1,595,958	$1,607,322
Loans, net and loans held for sale	1,160,829	1,149,624	1,135,981	1,117,770	1,105,421
Goodwill and other intangibles, net	34,142	34,653	35,164	35,656	36,202
Total deposits
Noninterest-bearing	$272,376	$272,680	$273,783	$259,700	$269,515
Savings	192,903	194,816	195,748	194,958	192,644
NOW	456,661	422,415	406,330	380,801	364,459
Money Market	107,853	104,677	103,759	108,263	112,319
Time Deposits	367,097	366,475	359,015	348,707	351,532
Total interest-bearing deposits	1,124,514	1,088,383	1,064,852	1,032,729	1,020,954
Core deposits*	1,029,793	994,588	979,620	943,722	938,937

Selected Ratios

Fully tax-equivalent net interest margin	4.15%	4.04%	3.83%	3.63%	3.48%
Annualized return on average assets	1.63%	1.44%	1.10%	1.30%	1.26%
Annualized return on average equity	14.81%	13.33%	10.33%	12.30%	12.34%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	15.71%	15.33%	15.13%	15.06%	14.59%
Tier 1 capital ratio	15.71%	15.33%	15.13%	15.06%	14.59%
Total risk-based capital ratio	16.74%	16.33%	16.13%	16.03%	15.54%
Leverage ratio	9.62%	9.43%	9.30%	9.10%	8.82%

Asset Quality Ratios

Non-performing assets	$15,536	$13,844	$12,300	$10,117	$8,575
Allowance for credit losses - loans	10,548	10,167	9,985	9,858	9,415
Allowance for credit losses to total loans	0.90%	0.88%	0.87%	0.88%	0.85%
Non-performing assets to total assets	0.94%	0.86%	0.77%	0.63%	0.53%

Per Share Data

Earnings per share	$1.90	$1.63	$1.23	$1.47	$1.42
Dividend declared per share***	0.45	0.95	0.45	0.44	0.44
Book value	52.17	49.87	48.50	47.11	47.35
Common stock price:
Bid	$49.36	$47.25	$40.25	$41.88	$33.35
Ask	50.00	49.05	42.00	42.88	34.25
Weighted average common shares	3,535,009	3,533,977	3,532,727	3,555,920	3,574,043

*	Core deposits are defined as total deposits less time deposits

**	Capital ratios for the most recent period are estimated

***	Includes special one-time cash dividend of $0.50 per share for the three months ended 6/30/2025